UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 9, 2008

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On April 9, 2008, XOMA Ltd. (the “Company”) filed with the Securities and Exchange Commission ( the “SEC”) definitive proxy materials in connection with the Company’s 2008 annual general meeting of shareholders (the “Annual Meeting”), which are being mailed to shareholders. Attached hereto as Exhibit 1 and incorporated herein by reference is a table of supplemental information about the Company’s existing share option plans after giving effect to the approval of the proposals set forth in the definitive proxy materials.

Important Additional Information and Where to Find It

This filing and the information contained herein may be deemed to be solicitation material in respect of the matters subject to shareholder approval at the Annual Meeting.  SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S DEFINITIVE PROXY MATERIALS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE COMPANY’S REQUESTED SHAREHOLDER APPROVALS.  Shareholders may obtain a free copy of the definitive proxy materials filed by the Company from the SEC’s website at http://www.sec.gov.  The definitive proxy materials may also be obtained for free from the Company’s website at http://www.xoma.com.

Participants in the Solicitation

The Company and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from shareholders.  Information regarding the interests of such directors and executive officers is set forth in the definitive proxy statement filed with the SEC on April 9, 2008, and information concerning all of the Company’s participants in the solicitation is included in the definitive proxy statement.

Item 9.01.     Financial Statements and Exhibits.

1.           Supplemental Option Plan-Related Information as of March 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2008	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Number                      Description

1.                      Supplemental Option Plan-Related Information as of March 20, 2008